Exhibit 99.1

Intuitive Machines Reports First Quarter 2025 Financial Results

Houston, TX, May 13, 2025 -- Intuitive Machines, Inc. (Nasdaq: LUNR, “Intuitive Machines,” or the “Company”), a
leading space technology and infrastructure services company, today announced its financial results for the first quarter ended March 31, 2025.

Intuitive Machines CEO Steve Altemus said, “We continue to emphasize execution as we see the administration rethinking how the federal government acquires emerging technologies and services, instigates private-sector innovation, and creates long-term value. We believe Intuitive Machines brings proven performance and speed to market across LTVS, NSNS, and CLPS, with a track record of stretching the federal dollar through innovation that scales.”

Highlights

•Completed Lunar Terrain Vehicle Services (LTVS) preliminary design review in May, incorporating feedback from astronaut assessment, and expanded capabilities in anticipation of NASA’s RFP and award in 2025 with autonomous driving integration and a 1/6g simulator for engineering validation

•Awarded NASA contract in January under the agency’s Next Space Technologies for Exploration Partnership (NextSTEP 2) in support of NASA’s Moon to Mars architecture to advance lunar surface logistics including cargo and mobility

•Executed the first two milestones for NASA’s Near Space Network Services (NSNS) contract for $9 million in the first quarter; received additional funding of $18 million for the next two milestones in the second quarter

•Landed second lunar mission on the south pole region of the Moon, the southernmost lunar landing in history

•Accomplished payload testing of three Jet Propulsion Laboratory-developed rovers for IM-3; IM-3 lunar mission remains on track for first half of 2026 and will incorporate IM-2 lessons learned

•Granted $10 million from Texas Space Commission’s Space Exploration and Research Fund to develop an Earth reentry vehicle and microgravity research lab; this technology is expected to serve as key architecture for the Company’s future Moon and Mars sample return missions

•Performed phase one of the Air Force Research Laboratory’s JETSON contract— the low power nuclear electric propulsion program designed to enable stealth-like satellites; Intuitive Machines is the sole contractor for this program; anticipate exercise of the follow-on option later this year

•Achieved $62.5 million of revenue in Q1, up 14% vs. Q4 driven by growth across key programs (CLPS, LTVS, NSNS); IM-2 success payments are expected to be recognized in Q2 2025 revenue

•Expanded gross margin to 11% or $6.7 million in Q1 vs Q4, the third consecutive quarter of positive gross margin driven by efficient program execution and shift towards higher margin service businesses

•Generated $19.4 million of positive operating cash in Q1 with $6.1 million of capex resulting in positive free cash flow of $13.3 million - driven primarily by timing of milestone payments in addition to gross margin expansion

•Ended Q1 with $373.3 million in cash, following the completion of the warrant redemption process, resulting in a streamlined capital structure and a substantially reduced overhang from derivative securities

Mr. Altemus continued, “The evolving federal landscape, including shifting NASA priorities, presents a clear opportunity for Intuitive Machines. We’re leveraging our track record to expand into adjacent markets like National Security Space and other non-lunar domains. This diversification builds on our core strengths and positions us as a broader infrastructure and data services provider across the space economy.”

2025 Outlook

•Full-year 2025 revenue outlook of $250 - $300 million
•Positive run-rate adjusted EBITDA by the end of 2025; positive adjusted EBITDA in 2026

Conference Call Information

Intuitive Machines will host a conference call today, May 13, 2025, at 8:30 am Eastern Time to discuss these results. A link to the live webcast of the earnings conference call will be made available on the investors portion of the Intuitive Machines’ website at https://investors.intuitivemachines.com.

Following the conference call, a webcast replay will be available through the same link on the investors portion of the Intuitive Machines’ website at https://investors.intuitivemachines.com.

Key Business Metrics and Non-GAAP Financial Measures

In addition to the GAAP financial measures set forth in this press release, the Company has included certain financial measures that have not been prepared in accordance with generally accepted accounting principles (“GAAP”) and constitute “non-GAAP financial measures” as defined by the SEC. This includes adjusted EBITDA (“Adjusted EBITDA”).

Adjusted EBITDA is a key performance measure that our management team uses to assess the Company’s operating performance and is calculated as net income (loss) excluding results from non-operating sources including interest income, interest expense, gain on extinguishing of debt, share-based compensation, change in fair value instruments, gain or loss on issuance of securities, other income/expense, depreciation, impairment of property and equipment, and provision for income taxes. Intuitive Machines has included Adjusted EBITDA because we believe it is helpful in highlighting trends in the Company’s operating results and because it is frequently used by analysts, investors, and other interested parties to evaluate companies in our industry.

Adjusted EBITDA has limitations as an analytical measure, and investors should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Other companies, including companies in Intuitive Machines’ industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income (loss) and our other GAAP results. A reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure is included below under the heading “Reconciliation of GAAP to Non-GAAP Financial Measure.”

We define free cash flow as net cash (used in) provided by operating activities less purchases of property and equipment. We believe that free cash flow is a meaningful indicator of liquidity that provides information to management and investors about the amount of cash generated from operations that, after purchases of property and equipment, can be used for strategic initiatives, including continuous investment in our business and strengthening our balance sheet. Free Cash Flow has limitations as a liquidity measure, and you should not consider it in isolation or as a substitute for analysis of our cash flows as reported under GAAP. Some of these limitations are: Free Cash Flow is not a measure calculated in accordance with GAAP and should not be considered in isolation from, or as a substitute for financial information prepared in accordance with GAAP; Free Cash Flow may not be comparable to similarly titled metrics of other companies due to differences among methods of calculation; and Free Cash Flow may be affected in the near to medium term by the timing of capital investments, fluctuations in our growth and the effect of such fluctuations on working capital and changes in our cash conversion cycle. A reconciliation of Free Cash Flow to the most directly comparable GAAP financial measure is included below under the heading “Reconciliation of GAAP to Non-GAAP Financial Measure.”

The Company has also included contracted backlog, which is defined as the total estimate of the revenue the Company expects to realize in the future as a result of performing work on awarded contracts, less the amount of revenue the Company has previously recognized. Intuitive Machines monitors its backlog because we believe it is a forward-looking indicator of potential sales which can be helpful to investors in evaluating the performance of its business and identifying trends over time.

About Intuitive Machines

Intuitive Machines is a diversified space technology, infrastructure, and services company focused on fundamentally disrupting lunar access economics. In 2024, Intuitive Machines successfully soft-landed the Company’s Nova-C class lunar lander, on the Moon, returning the United States to the lunar surface for the first time since 1972. In 2025, Intuitive
Machines returned to the lunar south pole with a second lander. The Company’s products and services are focused through three pillars of space commercialization: Delivery Services, Data Transmission Services, and Infrastructure as a Service. For more information, please visit intuitivemachines.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements that do not relate to matters of historical fact should be considered forward-looking. These forward-looking statements generally are identified by the words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would,” “strategy,” “outlook,” the negative of these words or other similar expressions, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include but are not limited to statements regarding: our expectations and plans relating to our missions to the Moon, including the expected timing of launch and our progress in preparation thereof; our expectations with respect to, among other things, demand for our product portfolio, our submission of bids for contracts including LTV, NSNS and CLPS; our expectations regarding revenue for government contracts awarded to us; information under “2025 Outlook;” our operations, our financial performance and our industry; our business strategy, business plan, and plans to drive long-term sustainable shareholder value; our expectations on revenue generation. These forward-looking statements reflect the Company’s predictions, projections, or expectations based upon currently available information and data. Our actual results, performance or achievements may differ materially from those expressed or implied by the forward-looking statements, and you are cautioned not to place undue reliance on these forward looking statements. The following important factors and uncertainties, among others, could cause actual outcomes or results to differ materially from those indicated by the forward-looking statements in this presentation: our reliance upon the efforts of our Board and key personnel to be successful; our limited operating history; our failure to manage our growth effectively; competition from existing or new companies; unsatisfactory safety performance of our spaceflight systems or security incidents at our facilities; failure of the market for commercial spaceflight to achieve the growth potential we expect; any delayed launches, launch failures, failure of our satellites or lunar landers to reach their planned orbital locations, significant increases in the costs related to launches of satellites and lunar landers, and insufficient capacity available from satellite and lunar lander launch providers; our customer concentration; risks associated with commercial spaceflight, including any accident on launch or during the journey into space; risks associated with the handling, production and disposition of potentially explosive and ignitable energetic materials and other dangerous chemicals in our operations; our reliance on a limited number of suppliers for certain materials and supplied components; failure of our products to operate in the expected manner or defects in our products; counterparty risks on contracts entered into with our customers and failure of our prime contractors to maintain their relationships with their counterparties and fulfill their contractual obligations; failure to successfully defend protest from other bidders for government contracts; failure to comply with various laws and regulations relating to various aspects of our business and any changes in the funding levels of various governmental entities with which we do business; our failure to protect the confidentiality of our trade secrets and know how; our failure to comply with the terms of third-party open source software our systems utilize; our ability to maintain an effective system of internal control over financial reporting, and to address and remediate material weaknesses in our internal control over financial reporting; the U.S. government’s budget deficit and the national debt, as well as any inability of the U.S. government to complete its budget process for any government fiscal year, and our dependence on U.S. government contracts and funding by the government for the government contracts; our failure to comply with U.S. export and import control laws and regulations and U.S. economic sanctions and trade control laws and regulations; uncertain global macro-economic and political conditions (including as a result of a failure to raise the “debt ceiling”) and rising inflation; our history of losses and failure to achieve profitability and our need for substantial additional capital to fund our operations; the fact that our financial results may fluctuate significantly from quarter to quarter; our holding company status; the risk that our business and operations could be significantly affected if it becomes subject to any securities litigation or stockholder activism; our public securities’ potential liquidity and trading; and other public filings and press releases other factors detailed under the section titled Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), the section titled Part I, Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations and the section titled Part II. Item 1A. “Risk Factors” in our most recently filed Quarterly Report on Form 10-Q, and in our subsequent filings with the SEC, which are accessible on the SEC's website at www.sec.gov and the Investors section of our website at www.investors.intuitivemachines.com investors.intuitivemachines.com.

These forward-looking statements are based on information available as of the date of this press release and current expectations, forecasts, and assumptions, and involve a number of judgments, risks, and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Contacts

For investor inquiries:
investors@intuitivemachines.com
For media inquiries:
press@intuitivemachines.com

INTUITIVE MACHINES, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$373,253	$207,607
Restricted cash	2,042	2,042
Trade accounts receivable, net	29,342	44,759
Contract assets	21,515	34,592
Prepaid and other current assets	5,160	4,161
Total current assets	431,312	293,161
Property and equipment, net	29,793	23,364
Operating lease right-of-use assets	38,215	38,765
Finance lease right-of-use assets	118	114
Other assets	576	—
Total assets	$500,014	$355,404
LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	24,135	$17,350
Accounts payable - affiliated companies	4,539	2,750
Contract liabilities, current	57,931	65,184
Operating lease liabilities, current	2,087	2,021
Finance lease liabilities, current	40	37
Other current liabilities	9,416	11,489
Total current liabilities	98,148	98,831
Contract liabilities, non-current	12,960	14,334
Operating lease liabilities, non-current	35,198	35,259
Finance lease liabilities, non-current	61	63
Earn-out liabilities	—	134,156
Warrant liabilities	25,776	68,778
Other long-term liabilities	257	62
Total liabilities	172,400	351,483
Commitments and contingencies
MEZZANINE EQUITY
Series A preferred stock subject to possible redemption	6,139	5,990
Redeemable noncontrolling interests	456,698	1,005,965
SHAREHOLDERS’ DEFICIT
Class A common stock	12	10
Class C common stock	6	6
Treasury Stock	(33,525)	(12,825)
Paid-in capital	—	—
Accumulated deficit	(103,406)	(996,453)
Total shareholders’ deficit attributable to the Company	(136,913)	(1,009,262)
Noncontrolling interests	1,690	1,228
Total shareholders’ deficit	(135,223)	(1,008,034)
Total liabilities, mezzanine equity and shareholders’ deficit	$500,014	$355,404

INTUITIVE MACHINES, INC.
Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2025	2024 [1]
Revenue	$62,524	$73,219
Operating expenses:
Cost of revenue (excluding depreciation)	49,577	49,840
Cost of revenue (excluding depreciation) - affiliated companies	6,270	9,359
Depreciation	623	414
General and administrative expense (excluding depreciation)	16,131	16,381
Total operating expenses	72,601	75,994
Operating loss	(10,077)	(2,775)
Other income (expense), net:
Interest income (expense), net	1,393	(20)
Change in fair value of earn-out liabilities	(33,369)	(22,597)
Change in fair value of warrant liabilities	43,002	(23,964)
Loss on issuance of securities	—	(68,676)
Other income (expense), net	26	1
Total other income (expense), net	11,052	(115,256)
Income (loss) before income taxes	975	(118,031)
Income tax expense	—	—
Net income (loss)	975	(118,031)
Net income (loss) attributable to redeemable noncontrolling interest	11,909	(21,517)
Net income attributable to noncontrolling interest	462	972
Net loss attributable to the Company	(11,396)	(97,486)
Less: Preferred dividends	(147)	(471)
Net loss attributable to Class A common shareholders	$(11,543)	$(97,957)

1 Reflects immaterial, non-cash corrections primarily related to historical estimated contract losses on certain lunar payload services contracts; see our March 31, 2025 Form 10-Q for further information.

INTUITIVE MACHINES, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$975	$(118,031)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	623	414
Bad debt expense (recovery)	—	1,660
Share-based compensation expense	2,844	3,926
Change in fair value of earn-out liabilities	33,369	22,597
Change in fair value of warrant liabilities	(43,002)	23,964
Loss on issuance of securities	—	68,676
Other	194	—
Changes in operating assets and liabilities:
Trade accounts receivable, net	15,418	(20,002)
Contract assets	13,077	(13,357)
Prepaid expenses	(1,576)	305
Other assets, net	547	429
Accounts payable and accrued expenses	5,856	30,658
Accounts payable – affiliated companies	1,789	3,150
Contract liabilities – current and long-term	(8,626)	(15,036)
Other liabilities	(2,069)	4,205
Net cash provided by (used in) operating activities	19,419	(6,442)
Cash flows from investing activities:
Purchase of property and equipment	(6,122)	(1,588)
Net cash used in investing activities	(6,122)	(1,588)
Cash flows from financing activities:
Warrants exercised	176,620	50,589
Redemption of warrants	(66)	—
Repurchase of Class A Common Stock	(20,700)	—
Proceeds from borrowings	—	10,000
Repayment of loans	—	(10,000)
Proceeds from issuance of securities	—	10,000
Payment of withholding taxes from share-based awards	(3,505)	—
Stock option exercises	—	165
Net cash provided by financing activities	152,349	60,754
Net increase in cash, cash equivalents and restricted cash	165,646	52,724
Cash, cash equivalents and restricted cash at beginning of the period	209,649	4,560
Cash, cash equivalents and restricted cash at end of the period	375,295	57,284
Less: restricted cash	2,042	2,042
Cash and cash equivalents at end of the period	$373,253	$55,242

INTUITIVE MACHINES, INC.
Reconciliation of GAAP to Non-GAAP Financial Measure
Adjusted EBITDA
The following table presents a reconciliation of net loss, the most directly comparable financial measure presented in accordance with GAAP, to Adjusted EBITDA.

	Three Months Ended March 31,
(in thousands)	2025	2024
Net income (loss)	$975	$(118,031)
Adjusted to exclude the following:
Depreciation	623	414
Interest (income) expense, net	(1,393)	20
Share-based compensation expense	2,844	3,926
Change in fair value of earn-out liabilities	33,369	22,597
Change in fair value of warrant liabilities	(43,002)	23,964
Loss on issuance of securities	—	68,676
Other expense (income), net	(26)	(1)
Adjusted EBITDA	$(6,610)	$1,565
Free Cash Flow
We define free cash flow as net cash (used in) provided by operating activities less purchases of property and equipment. We believe that free cash flow is a meaningful indicator of liquidity that provides information to management and investors about the amount of cash generated from operations that, after purchases of property and equipment, can be used for strategic initiatives, including continuous investment in our business and strengthening our balance sheet.
Free Cash Flow has limitations as a liquidity measure, and you should not consider it in isolation or as a substitute for analysis of our cash flows as reported under GAAP. Some of these limitations are:
•Free Cash Flow is not a measure calculated in accordance with GAAP and should not be considered in isolation from, or as a substitute for financial information prepared in accordance with GAAP.
•Free Cash Flow may not be comparable to similarly titled metrics of other companies due to differences among methods of calculation.
•Free Cash Flow may be affected in the near to medium term by the timing of capital investments, fluctuations in our growth and the effect of such fluctuations on working capital and changes in our cash conversion cycle.
The following table presents a reconciliation of net cash used in operating activities, the most directly comparable financial measure presented in accordance with GAAP, to free cash flow:

	Three Months Ended March 31,
(in thousands)	2025	2024
Net cash provided by (used in) operating activities	$19,419	$(6,442)
Purchases of property and equipment	(6,122)	(1,588)
Free cash flow	$13,297	$(8,030)
Backlog
The following table presents our backlog as of the periods indicated:

(in thousands)	March 31, 2025	December 31, 2024
Backlog	$272,336	$328,345

Backlog decreased by $56.0 million as of March 31, 2025 compared to December 31, 2024, primarily due to continued performance on existing contracts of $62.5 million, slightly offset by $6.5 million in new awards primarily associated with the OMES III contract and other federal services contracts.